MEMORANDUM OF AGREEMENT

                           entered into between:

                        Trinity Learning Corporation

       a company incorporated under the laws of UTAh, USA having its registered office at
               1831 Second Street, Berkeley, California 94710
                     (hereinafter called "the Company")

                                    and

                            Titan Aviation Ltd.

         of Nerine Chambers, High Street, St Peters Port, Guernsey
                 (Hereinafter called "the Representative")



IT IS HEREBY AGREED as follows:

     1    Appointment of representative

          The Company hereby appoints the Representative to represent the Company for the purpose of acquiring IRCA (Pty) Ltd and subsidiaries as a going concern (hereinafter called "the Product") on the terms and subject to the conditions hereinafter set out.

     2    Territory

          The Representative shall represent the Company in South Africa (hereinafter called "the Territory") for the purpose of canvassing and obtaining IRCA's business: provided that Company shall have the right on 2 (TWO) weeks' written notice to the Representative to alter or vary or substitute a new schedule therefore to coincide with Sale Agreements of which this agreement will be part of.

     3    Duration of agreement

          The appointment of the Representative shall commence on the 1st day of April 2003 and shall continue until determined as herein after provided.

     4    Duties of representative

          The Representative shall appoint Martin Steynberg to assist in the due diligences and negotiation in the Territory.


     5    Representations and Warranties

          The Representatives shall not make any representations or give any warranties in respect of th Products (or the Goods) save such as are set out in any material supplied to the Representative by the Company or as he is expressly authorised to make or give.

     6    Remuneration

          As remuneration for the services to be performed by the Representative in terms of this agreement the Company shall pay the GBP equivalent of 4 000 000 million Rand into the nominated bank account.

          This amount is due and payable as per Definitive Agreement between the Company and Danlas Limited within the time frame as stipulated in that agreement and constitutes a closing condition that gives effect to that agreement.

     7    Summary termination

          The Company may terminate the appointment of the Representative immediately at any time hereafter on the happening of any one or more of the following events:


     7.1 should the Representative in the opinion of the Company from any cause become incapable of carrying out his duties in terms of this agreement:

     7.2.1 should the estate of the Representative be sequestered or should he make any composition with his creditors;

     7.2.2 Should the Representative refuse or fail to obey lawful instructions given to him by or on behalf of the Company or be guilty of any other conduct which at law would entitle the Company summarily to terminate the appointment.

     8.   Termination on notice

          This agreement may be terminated by either party at any time by giving to the other 3 (THREE) calendar months' notice in writing: provided that the Company has paid the remuneration as in paragraph 7. Prior to the date of termination.


Witnesses:


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(Signature of witnesses)           (Signature of, or on behalf of Company)


SIGNED at (place) on this (day, month, year)


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(Signature of witnesses)           (Signature of, or on behalf of Company)